Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant
to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Waytronx, Inc. (the "Company"), on Form 10-Q of the quarter ended June 30, 2008, I hereby certify solely for the purpose of complying with 18 U.S.C. Section 1350, as adopted to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The quarterly report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Waytronx, Inc.

By: /s/ Daniel N. Ford	Dated this 14th day of August 2008
Daniel N. Ford
Chief Financial Officer